UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8‑K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): February 6, 2023
IRADIMED CORPORATION
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)
001-36534	73-1408526
(Commission File Number)	(IRS Employer Identification No.
1025 Willa Springs Dr., Winter Springs, FL	32708
(Address of principal executive offices)	(Zip Code)

(407) 677-8022
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □
Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common stock, par value $0.0001	IRMD	NASDAQ Capital Market

Item 8.01.	Other Events.

On February 6, 2023, Roger Susi, President and Chief Executive Officer of iRadimed Corporation (the “Company”), entered into an individual written stock trading plan (a “10b5-1 Plan”), in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, and the Company’s insider trading policy.

The purpose of the 10b5-1 Plan is to increase the tradability of the Company’s stock over time by increasing the number of shares in the public float in a non-dilutive manner. Under the 10b5-1 Plan, Mr. Susi may sell certain amounts of shares daily from February 13, 2022, to the earlier of (1) December 31, 2023, (2) execution of all of the trade or expiration of all of the orders relating to such trades for all shares specified in the 10b5-1 Plan, or (3) termination of the 10b5-1 Plan. Sales of shares under the 10b5-1 Plan are subject to a minimum market price threshold as specified in the 10b5-1 Plan.

The transactions executed in accordance with the 10b5-1 Plan will be disclosed publicly through Form 4 filings with the Securities and Exchange Commission.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
IRADIMED CORPORATION

Date: February 7, 2023	By:	/s/ John Glenn
Name: John Glenn
Title: Chief Financial Officer